UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2012

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On February 13, 2012, Tetra Tech, Inc. (the “Registrant”) announced that Albert E. Smith, the former Chairman of the Registrant’s Compensation Committee, had resigned from the Compensation Committee, effective as of such date.  The Company’s Board of Directors has acted to appoint J. Kenneth Thompson, a current member of the Compensation Committee, as the new Chairman of the Compensation Committee, effective as of such date.

Important Information

In connection with the solicitation of proxies, on January 11, 2012, the Registrant filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Registrant’s 2012 Annual Meeting of Stockholders (the “Proxy Statement”).  THE REGISTRANT’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE REGISTRANT WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.  In addition, the Registrant files annual, quarterly and current reports with the SEC.  These other reports, the Proxy Statement and other solicitation materials can be obtained free of charge at the SEC’s website at www.sec.gov or from the Registrant’s website at www. tetratech.com.  The Proxy Statement and copies of other solicitation materials can also be obtained at no charge at www.proxyvote.com or by writing to Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, CA 91107, Attention:  Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	February 13, 2012	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer